NetRatings UK Ltd

Louise Ainsworth

Service Agreement

CONTENTS

1.	Definitions	1
2.	Commencement and Term	3
3.	Role and Duties of the Executive	3
4.	Place of Work	4
5.	Remuneration	4
6.	Car Allowance	5
7.	Expenses	5
8.	Holidays	5
9.	Sickness Benefit	6
10.	Pension, Medical Insurance and Life Assurance	6
11.	Disability Cover	7
12.	Restrictions During her Employment	7
13.	Confidential Information	7
14.	Company Property	8
15.	Inventions and Other Intellectual Property	9
16.	Termination	10
17.	Garden Leave	12
18.	Restrictive Covenants	13
19.	Dismissal/Disciplinary and Grievance Procedure	15
20.	Data Protection and Communications	15
21.	Employee Handbook	15
22.	Notices	15
23.	Deductions	15
24.	Former Contracts of Employment	16
25.	General	16
26.	Choice of Law and Submission to Jurisdiction	16
Schedule Dismissal and Disciplinary Procedure	18

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THIS AGREEMENT is made the 13th day of July 2006

BETWEEN:

(1)	NETRATINGS UK LTD whose registered office is at 77 St John Street, London, EC1M 2AN (the "Company");
(2)	LOUISE AINSWORTH of 137 Ramsden Road, London, SW12 8RF (the "Executive").

THE PARTIES AGREE that the Company will employ the Executive and the Executive will serve the Company on the following terms and conditions:

1.	Definitions
1.1	Definitions

In this Agreement unless the context otherwise requires the following expressions have the following meanings:

"Act"	the Employment Rights Act 1996 as amended;
"Accrued Entitlement"	means the Executive's annual holiday entitlement (in days) multiplied by the proportion of the holiday year during which the Executive has been employed by the Company;
"Board"	the board of directors for the time being of the Company or any committee of directors appointed by the board for the time being;
"Change of Control"

means the closing of a sale to, or acquisition by, a person or entity, whether by merger, consolidation, reorganization or other similar transaction or series of related transactions, of (i) all or substantially all of the assets of NetRatings, Inc. or (ii) fifty percent (50%) or more of the combined voting power of NetRatings, Inc.’s then outstanding securities; provided, however, that change of control shall include the acquisition by VNU and/or its affiliates (or a successor entity) of at least 90% of the outstanding shares of NetRatings, Inc..

"Confidential Information"

all and any information (whether or not recorded in documentary form, or on computer disk or tape) relating to the business, affairs, finances, business methods, corporate plans, research, internal processes or development projects of the Company or any Group Company; all and any details of customers, potential customers or suppliers of the Company or any Group

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Company, the nature of the customers' or suppliers' business operations, all confidential aspects of customers' or suppliers' business relationships with the Company or any Group Company; all and any information relating to any employee of the Company or any Group Company; all and any trade secrets, secret formulae, inventions and any other intellectual property rights howsoever arising, designs or technical data of the Company or any Group Company or other confidential technical information relating to the research and development, production or supply of any past, present or future product or service of the Company or any Group Company, and other information to which the Company or any Group Company attaches an equivalent level of confidentiality or in respect of which it owes an obligation of confidentiality to a third party;

"Day's Pay"	means one-fifth of the Executive's weekly salary;
"Group"	the Company and the Group Companies;
"Group Company"

any company which is for the time being a subsidiary or holding company of the Company and any subsidiary of any such holding company and for the purposes of this Agreement the terms "subsidiary" and "holding company" shall have the meanings ascribed to them by section 736 of the Companies Act 1985. Group Company includes NetRatings Inc the parent company of the Company.

1.2	References to clauses and schedules are unless otherwise stated to clauses of and schedules to this Agreement.
1.3	The headings to the clauses are for convenience only and shall not affect the construction or interpretation of this Agreement.
1.4	Unless the context otherwise requires, references in this Agreement to the masculine gender shall, where appropriate, be deemed to include the feminine and vice versa.
1.5	Any reference to a statutory provision in this Agreement shall be deemed to include a reference to any statutory modification or re-enactment of it.
1.6

The Company accepts the benefits of this Agreement on its own behalf and on behalf of the Group and shall be entitled to assign (wholly or in part), at its sole discretion, its rights in connection with the Agreement to any other Group Company at any time with immediate effect on giving written notice to the Executive.

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2.	Commencement and Term
2.1

The employment of the Executive shall commence on September 4, 2006 and shall continue (except as provided in Clause 16) unless and until terminated by either the Company giving four months' prior notice or the Executive giving three months' prior notice in writing.

2.2	For the purposes of the Act, the Executive's period of continuous employment will commence on September 4, 2006.
2.3

The Executive represents and warrants that she is not bound by or subject to any court order, agreement, arrangement or undertaking which in any way restricts or prohibits her from entering into this Agreement or from performing her duties under it.

3.	Role and Duties of the Executive
3.1	The Executive shall serve the Company as Managing Director, Europe/Middle East/Africa (EMEA), although her job title may change from time to time to reflect the actual duties she undertakes.
3.2	The Executive will report to William Pulver, President and Chief Executive Officer of NetRatings Inc (the "CEO").
3.3	The Executive's responsibilities include but are not limited to:-
•	leadership of NetRatings' EMEA organisation;
•	profit and loss responsibilities for NetRatings' EMEA business;
•	representing NetRatings with its joint venture partner in France.
3.4	During her employment the Executive shall:
3.4.1

devote the whole of her time, attention and skill to the business and affairs of the Company both during normal business hours (which are 9:00am – 5:30pm) and during such additional hours as are necessary for the proper performance of her duties or as the Board may reasonably require from time to time;

3.4.2

faithfully and diligently perform such duties and exercise such powers consistent with her position as may from time to time be assigned to her or vested in her by the Board to a standard that is acceptable to the Board;

3.4.3	do all in her power to promote, develop and extend the business of the Company and the Group;
3.4.4	obey the reasonable and lawful directions of the Board or the Board of NetRatings Inc;
3.4.5	comply with all the Company's rules, regulations, policies and procedures from time to time in force; and
3.4.6	keep the Board and the CEO at all times promptly and fully informed (in writing if so requested) of her conduct of the business of the Company and any Group

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Company and provide such explanations in connection with it as the Board and the CEO may require.

3.5

The Executive accepts that the Company may at its discretion require her to perform other duties or tasks not within the scope of her normal duties or not to perform any duties at all and save for the latter case, the Executive agrees to perform those duties or undertake those tasks as if they were specifically required under this Agreement.

3.6

The Executive agrees, for the purposes of Regulation 5 of The Working Time Regulations 1998 (the "Regulations"), that Regulation 4 of the Regulations does not apply to her. The Company and the Executive agree that the Executive's consent, for the purpose of this Clause 3.6, shall continue indefinitely provided that the Executive may withdraw such consent at any time by giving the Company three months' notice of her wish to do so.

3.7	The Executive shall, if and so long as the Company requires and without any further remuneration other than is specified in this Agreement:
3.7.1	carry out duties on behalf of any Group Company; and
3.7.2	act as a director or officer of any Group Company in the EMEA region.
4.	Place of Work

The Executive's place of work will be the Company's offices at 77 St John's Street, London EC1M 2AN, but the Company may require the Executive to work at any place (whether inside or outside the United Kingdom) for such periods as the Company may from time to time require, including at any new or other offices of the Company. The Executive will be required to travel in the course of her work.

5.	Remuneration
5.1

The Company shall pay to the Executive a gross annual salary of £130,000 (one hundred and thirty thousand pounds) (which shall accrue from day to day), less such tax and employee National Insurance contributions or other deductions the Company is obliged or authorised to make, on or before the last day of each calendar month by credit transfer to her bank account payable by equal monthly instalments in arrears (or such other sum as may from time to time be agreed). The rate of salary will be reviewed annually in the first calendar quarter of each year the first such review to take place in the first quarter of 2007. There is no obligation on the Company to increase the Executive's salary.

5.2

The Executive shall also be entitled to participate in the NetRatings Executive Bonus Plan (the "Bonus Plan"). The annual bonus opportunity under the Bonus Plan is up to 35% of basic salary. Under the terms of the Bonus Plan, Executives are measured against specific objectives including financial performance, divisional financial performance and individual goals. The bonus period runs from 1 January to 31 December (with the EMEA budget year running from 1 December to 31 November). Bonuses, if awarded, are paid each year in mid-March. The Executive will qualify for a pro-rated bonus payment for the 2006 bonus year. For the 2006 bonus year, the Company guarantees payment of a minimum 50 percent of the potential maximum

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bonus of 35% of basic salary, pro-rated according to the period worked. Further terms regarding the Bonus Plan are available from Human Resources.

5.3	Salary and any bonus payable shall be inclusive of any fees to which the Executive may be entitled as a director of the Company or any Group Company.
5.4

Payment of salary and bonus to the Executive shall be made either by the Company or by a Group Company and, if by more than one company, in such proportions as the Board may from time to time think fit.

5.5	The Executive will qualify to participate in the NetRatings Amended and Restated 1998 Stock Plan. The details of the Plan will be provided separately and all terms of the Plan will apply.
6.	Car Allowance

The Executive will receive a car allowance of £5,000 per year, payable monthly in accordance with the Company’s pay practices, less statutory deductions.

7.	Expenses

The Company shall reimburse the Executive in respect of all expenses reasonably incurred by her in the proper performance of her duties, subject to her providing such receipts or other appropriate evidence as the Company may require.

8.	Holidays
8.1

The Executive shall be entitled, in addition to all Bank and public holidays normally observed in England, to 25 working days' paid holiday in each holiday year (being the period from 1 December to 31 November). After five years of service the Executive's holiday entitlement increases to 28 days.

8.2	The Executive may take her holiday only at such times as are agreed with the CEO.
8.3

In the respective holiday years in which her employment commences or terminates, the Executive's entitlement to holiday shall accrue on a pro rata basis for each completed calendar month of service during the relevant year.

8.4

A maximum of five days' holiday may be carried forward to the next holiday year, provided it is approved in writing by the person to whom the Executive reports and taken before December 31 in the next holiday year. Except where a five day carry-over has been approved, failure to take holiday entitlement in the appropriate holiday year will lead to forfeiture of any accrued holiday not taken without any right to payment in lieu of it

8.5	The Company may either require the Executive to take unused holiday during any notice period or make a payment to her in lieu of it, as calculated in Clause 8.6.
8.6

If at the date on which the Executive's employment terminates, she has taken less of her annual holiday entitlement than her Accrued Entitlement, the Company will make a payment to her in respect of untaken holiday at the rate of a Day's Pay for each day of untaken holiday. The number of days of untaken holiday will be equal to the Accrued

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Entitlement less the number of days taken by the Executive between the start of the holiday year and the termination date.

8.7

If at the date on which the Executive's employment terminates, she has taken more of her annual holiday entitlement than her Accrued Entitlement, the Company may recover any excess payment and the Executive authorises the Company to deduct it from any payments due to her.

9.	Sickness Benefit
9.1

Subject to Clause 16, the Company shall continue to pay the Executive's salary for up to a maximum of 15 working days' absence on medical grounds in any period of 12 calendar months provided that during any period of sickness absence the Executive shall from time to time if required:

9.1.1	supply the Company with medical certificates covering any period of sickness or incapacity exceeding seven days (including weekends); and
9.1.2

undergo at the Company's expense, a medical examination by a doctor appointed by the Company (and the Executive agrees that copies of any medical reports prepared by such doctor shall be sent directly to the Company).

9.2	Payment in respect of any other or further period of sickness absence shall be at the Company's discretion.
9.3	Any payment to the Executive pursuant to Clause 9.1 shall be deemed to include any Statutory Sick Pay and any Social Security Sickness Benefit or other benefits to which the Executive may be entitled.
10.	Pension, Medical Insurance and Life Assurance
10.1

Once the Executive has completed three months' employment with the Group, she shall be eligible to join the Company's stakeholder pension scheme, currently with Standard Life, to which the Company will match the Executive's contributions up to 6% of salary. The pension scheme is contracted in to the state earnings-related pension scheme and a contracting out certificate under the Pension Scheme Act 1993 is not in force. Further details can be provided by the Company's personnel management.

10.2

During her employment, the Executive shall be entitled to participate in any private health insurance scheme that may be arranged by the Company for the benefit of the Executive subject to the insurer accepting the Executive for cover under the relevant policy at normal rates and subject to the rules of such scheme or policy from time to time in force. Initially, the company will provide coverage under the Executive's private medical plan at the rate of £160 per month. Relevant tax rules apply.

10.3

Subject to the production of such evidence of good health as may be required, the Executive will be entitled, at the expense of the Company, to participate in life assurance arrangements subject to the rules of the relevant scheme. Life assurance arrangements are subject to certain Inland Revenue limitations and maximum payments. Further details can be provided by Human Resources. The Company reserves the right to withdraw or amend the terms of life assurance cover at any time.

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11.	Disability Cover

The Executive will be entitled, at the expense of the Company, to such disability cover as may from time to time be in operation in respect of the Company's employees subject to the Executive being accepted under the relevant scheme at the cost of normal premiums only and subject to any medical examination that may be required before acceptance. The disability cover may vary from time to time and is in the discretion of the Company to alter or withdraw. Disability cover is provided subject always to the rules of the relevant scheme.

12.	Restrictions During her Employment
12.1	During her employment, the Executive shall not directly or indirectly:
12.1.1	be employed, engaged, concerned or interested in any other business or undertaking; or
12.1.2

engage in any activity which the Board or the CEO reasonably considers may be, or become, harmful to the interests of the Company or of any Group Company or which might reasonably be considered to interfere with the performance of the Executive's duties under this Agreement.

provided that the Executive may hold (directly or through nominees) by way of bona fide personal investment any units of any authorised unit trust and up to five per cent of the issued shares, debentures or other securities of any class of any company whose shares are listed on a recognised investment exchange within the meaning of section 285 of the Financial Services and Markets Act 2000 or dealt in the Alternative Investment Market or any such other exchange as may be specified by the Board from time to time.

12.2

Subject to any regulations from time to time issued by the Company which may apply to her, the Executive shall not receive or obtain directly or indirectly any discount, rebate, commission or other inducement in respect of any sale or purchase of any goods or services effected or other business transacted (whether or not by her) by or on behalf of the Company or any Group Company.

13.	Confidential Information
13.1

The Executive acknowledges that during the course of her employment under this Agreement she is likely to create, or have access to, or be entrusted with, or come across Confidential Information. The Executive recognises that the unauthorised use or disclosure of Confidential Information could be damaging to the Group, or to any person, company, business entity or other organisation with whom or which the Group deals, or to whom any Group Company owes an obligation of confidentiality. Accordingly the Executive shall neither during her employment (except in the proper performance of her duties) nor at any time (without limit) after the termination of her employment except in compliance with an order of a competent court:

13.1.1	divulge or communicate to any person, company, business entity or other organisation any Confidential Information;
13.1.2	use any Confidential Information for her own purposes or for any purposes other than those of the Company or any Group Company; or

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13.1.3	through any failure to exercise due care and diligence, permit or cause any unauthorised disclosure of any Confidential Information.
13.2	The Executive agrees that during her employment (except in the proper course of her duties) she will not without the Company's prior written consent:
13.2.1	publish any opinion, fact or material;
13.2.2	deliver any lecture or presentation;
13.2.3	participate in the making of any film, radio, television (whether cable, satellite or terrestrial), worldwide web or other media broadcast or transmission; or
13.2.4	communicate with any representative of the media or any other third person, company, business entity or other organisation in connection with anything that comprises or concerns Confidential Information.

13.3	The Executive agrees that each of the above restrictions:
13.3.1

covers all actions by her in whatever capacity, whether directly or indirectly via any person, company, business entity, agent, associate, company, partnership, employee, employer, shareholder, trust or other organisation which, if done by the Executive personally, would breach this Agreement;

13.3.2

must be drawn by her to the attention of any person, company, business entity or other organisation who may at any time before or after the termination of her employment offers to employ or engage her in any capacity and for or with whom she intends to work.

14.	Company Property
14.1

The Executive acknowledges that all books, notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computer and other discs and tapes, data listings, codes and other documents and material whatsoever (whether made or created by the Executive or otherwise) relating to the business of the Company or any Group Company (and any copies of the same):

14.1.1	shall be and remain the property of the Company or the relevant Group Company; and
14.1.2

shall be handed over by the Executive to the Company or to the relevant Group Company on demand and in any event on the termination of her employment and the Executive shall certify that all such property has been handed over on request by the Board and agrees that she will take all reasonable steps to prevent the disclosure of the same.

14.2

To ensure the protection of its workers, clients/customers and business, the Company reserves the right to search the Executive's work space (including her desk, office, and company car) and any other Company Property provided by the Company which she may use during her employment with the Company. The Company will use this right of access reasonably, but it is important that the Executive is aware that all Company property of which she has use cannot be presumed to be private.

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15.	Inventions and Other Intellectual Property
15.1

The parties foresee that the Executive may make inventions or create other intellectual property in the course of her duties and agree that in this respect the Executive has a special responsibility to further the interests of the Company and the Group Companies.

15.2

Any invention, improvement, design, process, information, copyright work, trade mark or trade name or get-up made, created or discovered by the Executive in the course of her employment (whether capable of being patented or registered or not and whether or not made or discovered in the course of her employment) in conjunction with or in any way affecting or relating to the business of the Company or of any Group Company or capable of being used or adapted for use in or in connection with such business ("Intellectual Property Rights") shall be disclosed immediately to the Company and shall (subject to sections 39 to 43 Patents Act 1977) belong to and be the absolute property of the Company or such Group Company as the Company may direct.

15.3	If and whenever required so to do by the Company, the Executive shall at the expense of the Company or such Group Company as the Company may direct:
15.3.1

apply or join with the Company or such Group Company in applying for letters patent or other protection or registration for any other Intellectual Property Rights in the United Kingdom and in any other part of the world; and

15.3.2

execute all instruments and do all things necessary for vesting all such right, title and interest in such letters patent or other Intellectual Property Rights in the Company or such Group Company or such other person as the Company may specify absolutely as sole beneficial owner.

15.4

The Executive irrevocably and unconditionally waives all rights under Chapter IV of Part I of the Copyright, Designs and Patents Act 1988 in connection with her authorship of any existing or future copyright work in the course of her employment, in whatever part of the world such rights may be enforceable including, without limitation:

15.4.1	the right conferred by section 77 of that Act to be identified as the author of any such work; and
15.4.2	the right conferred by section 80 of that Act not to have any such work subjected to derogatory treatment.
15.5

The Executive irrevocably appoints the Company to be her Attorney in her name and on her behalf to execute any such instrument or do any such thing and generally to use her name for the purpose of giving to the Company the full benefits of this Clause 15. A certificate in writing in favour of any third party signed by any director or by the Secretary of the Company that any instrument or act falls within the authority conferred by this Agreement shall be conclusive evidence that such is the case.

15.6	Nothing in this Clause 15 shall be construed as restricting the rights of the Executive or the Company under sections 39 to 43 Patents Act 1977.
15.7

If the Intellectual Property Rights are not the property of the Company, the Company shall subject to the provisions of the Patents Act 1977 have the right to acquire for itself or its nominee the Executive's rights in the Intellectual Property within 3 months after

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disclosure pursuant to Clause 15.2 above on fair and reasonable terms to be agreed or settled by a single arbitrator appointed by the Company.

15.8

Rights and obligations under this Clause 15 shall continue in force after termination of this Agreement in respect of Intellectual Property Rights made during the Executive's employment under this Agreement and shall be binding upon her representatives.

16.	Termination
16.1

Notwithstanding any other provisions of this Agreement, in any of the following circumstances, the Company may terminate the Executive's employment summarily and without further payment (save for any sums accrued due as at the relevant date) if the Executive:

16.1.1	commits any serious breach of this Agreement or is guilty of any gross misconduct or any wilful neglect in the discharge of her duties;
16.1.2	repeats or continues (after warning) any breach of this Agreement;
16.1.3	is guilty of any fraud, dishonesty or any conduct tending to bring himself, the Company, or any Group Company into disrepute (whether or not constituting gross misconduct);
16.1.4

consistently and/or persistently carries out or fails to carry out her duties and obligations under this Agreement in a way and/or to a standard of competence that the CEO or the Board (acting reasonably) considers to be unacceptable;

16.1.5

has a petition presented for a bankruptcy order to be made in respect of her , enters into (or proposes to enter into) an individual voluntary arrangement or other composition with her creditors or takes advantage of any other legislation for the time being in force offering relief for insolvent debtors;

16.1.6

is convicted of any criminal offence (other than minor offences under road traffic legislation for which a fine or non-custodial penalty is imposed) which might reasonably be thought to affect adversely the performance of her duties;

16.1.7	is disqualified from holding office in the Company or in any other company by reason of any order made under the Company Directors Disqualification Act 1986 or any other enactment;
16.1.8	shall become of unsound mind or become a patient under the Mental Health Act 1983;
16.1.9	is convicted of an offence under the Criminal Justice Act 1993 Pt V32 or under any other present or future statutory enactment or regulations relating to insider dealings;
16.1.10	resigns as or otherwise ceases to be or becomes prohibited by law from being a director of the Company, otherwise than at the Company's request.
16.2	Any delay by the Company in exercising such right of termination in Clause 16.1 shall not constitute a waiver of it.

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16.3

If the Company believes that it may be entitled to terminate her employment pursuant to Clause 16.1, it shall be entitled (but without prejudice to its right subsequently to terminate her employment on the same or any other ground) to suspend the Executive on full pay and other benefits for the minimum period reasonably necessary.

16.4

The Company reserves the right, at its absolute discretion, to terminate the Executive's employment at any time by making a payment in lieu of any notice of termination corresponding to the applicable period as set out in Clause 2. For this purpose, the Executive agrees that pay in lieu will consist of basic salary only (and no bonus payments) for the notice period which is accrued due as at the date of termination of her employment. Should the Company exercise its discretion to terminate in this way, all of the Executive's post-termination obligations contained in this Agreement, in particular the confidentiality provisions in Clause 13 and the restrictive covenants in Clause 18, shall remain in full force and effect.

16.5

On the termination of her employment or upon either the Company or the Executive having served notice of such termination, the Executive shall, at the request of the Company, resign from office as a director of the Company and all offices held by her in any Group Company, provided however that such resignation shall be without prejudice to any claims which the Executive may have against the Company or any Group Company arising out of the termination of her employment; and the Executive irrevocably authorises the Company to appoint any person in her name and on her behalf to sign any documents and do any things necessary or requisite to give effect to her obligations under this Clause 16.5.

16.6

If (a) the Company in a general meeting shall remove the Executive from the office of director of the Company or any Group Company, or (b) under the Articles of Association for the time being of the Company or any Group Company, the Executive shall be obliged to retire by rotation or otherwise and the Company in general meeting shall fail to re-elect the Executive as a director of the relevant Group Company (either such case being referred to in this Clause 16.6 as an "Event"), then the Executive's employment under this Agreement shall automatically terminate with effect from the date of the Event.

16.7

With a view to ensuring that her departure can be arranged with the minimum of inconvenience or disruption to the business of the Group and its relationship with third parties and its other employees, the Executive undertakes not, without the prior approval of the Board as to the timing and manner of any communication about her departure, to inform any of her colleagues about the proposed cessation of her employment hereunder.

16.8

Without prejudice to any other provisions of this Agreement, the Executive may not (except in the legitimate performance of her duties as an employee) at any time and specifically not on the termination of her employment, delete, copy, forward to a third party or interfere in any way with any Company information (including e-mails or documents relating to Company business) held on a laptop or computer or other electronic device and any attempt to do so will be regarded as gross misconduct.

16.9

Without prejudice to any other terms of this Agreement, in the event of a Change in Control and the termination by the Company of the Executive's employment or a Material Change to her Position or Compensation, within twelve months following a Change of Control, the Executive will be entitled to a Termination Payment.

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16.10

For the purposes of this clause, Termination Payment means six months' salary and contractual benefits including bonus. The Termination Payment includes any payment in lieu of notice to which the Executive may be entitled.

16.11	For the purposes of this clause, a material change to the Executive’s position or compensation means:
16.11.1

without the Executive’s express written consent, a reduction of duties which results in a significant diminution of her position or responsibilities with the Company, or the removal of the Executive from her employment position in the Company other than for gross misconduct; or

16.11.2	without the Executive’s express written consent, a material reduction by the Company in total cash compensation as in effect immediately prior to such reduction; or
16.11.3

without the Executive’s express written consent, a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive’s overall benefits package is significantly reduced.

17.	Garden Leave
17.1

At any time including after notice to terminate employment has been given by the Executive or the Company, the Board may for all or part of the duration of the notice period in its absolute discretion require the Executive:

17.1.1	to perform only such duties (including without limitation research projects) as it may allocate to the Executive;
17.1.2	not to perform any duties;
17.1.3	not to have any contact with clients of the Company or any Group Company;
17.1.4	not to have any contact with such employees or suppliers of the Company or any Group Company as the Board shall determine;
17.1.5

to disclose to the Board any attempted contact (other than purely social contact) with her made by any client, employee or supplier with whom the Executive has been required to have no contact pursuant to this sub-clause;

17.1.6	to take any accrued holiday entitlement;
17.1.7	not to enter any premises of the Company or any Group Company nor to visit the premises of any of the Company's or any Group Company's suppliers or customers;
17.1.8	to resign as a director of the Company or from any other office held by her in the Company or any other Group Company;

provided always that throughout the period of any such action and subject to the other provisions of this Agreement the Executive's salary and contractual benefits shall not

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cease to accrue or be paid (subject to Clause 17.3 below) and provided further that the period of garden leave shall not be for a period exceeding six months in total.

17.2

The Executive acknowledges that such action as set out above taken on the part of the Company shall not constitute a breach of this Agreement of any kind whatsoever nor shall the Executive have any claim against the Company in respect of any such action.

17.3

During any period of garden leave, the Executive shall owe a duty of the utmost good faith to the Company and its Group Companies, must not work for any other person or on her own account and shall remain readily contactable and available to work for the Company or any Group Company. Should the Executive work for any other person or on her own account or fail to be available for work at any time having been requested by the Company to do so or otherwise be in breach of any of the provisions of this Agreement, the Executive's right to salary and contractual benefits in respect of such period of non compliance shall be forfeit notwithstanding any other provision of this Agreement.

18.	Restrictive Covenants
18.1

The Executive will not for a period of six months (less any period during which the Executive has been on garden leave) after the termination of her employment whether as principal or agent, and whether alone or jointly with, or as a director, manager, partner, shareholder, employee or consultant of any other person, directly or indirectly:

18.1.1

carry on, or be engaged, concerned or interested in any business which is similar to or competes with any business being carried on by the Company or by any Group Company at the termination of her employment and with which the Executive was involved at any time during the last 12 months of her employment;

18.1.2

interfere with, tender for, canvass, solicit or endeavour to entice away from the Company or from any Group Company the business of any person, firm or business who at the date of termination of her employment or at any time during the period of six months prior to that date (or if earlier, prior to the date on which the Executive last carried out duties assigned to her by the Company) was, to her knowledge, a customer, client, agent of or supplier to, or who had dealings with the Company or with any Group Company, and with whom or which she had personal dealings in the normal course of her employment at that date or during that period. This restriction is limited to activities by the Executive which will involve offering or providing services similar to those which she will have provided during her employment;

18.1.3

supply any product, carry out or undertake or provide any service similar to those with which she was concerned to a material extent during the period of six months prior to the termination of her employment to or for any person who, at the date of termination of her employment or at any time during the period of 12 months prior to that date was a customer, client, agent of or supplier to, or was in the habit of dealing with the Company or with any Group Company, and with whom the Executive had personal dealings in the normal course of her employment during that period of 12 months;

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18.1.4

be employed by, or enter into partnership with, employ or attempt to employ or negotiate or arrange the employment or engagement by any third party, of any person who was, at the date of the termination of her employment, or at any time within 12 months prior to that date had been, an employee employed in a sales or managerial capacity of the Company or any Group Company and with whom she had personal dealings during that period;

18.1.5

solicit, interfere with, tender for or endeavour to entice away from the Company or from any Group Company any contract, project or business, or the renewal of any of them, carried on by the Company or by any Group Company which is currently in progress at the date of the termination of her employment or which was in the process of negotiation at that date and in respect of which the Executive had material contact with any customer, client, agent of or supplier to the Company or any Group Company at any time during the period of 12 months prior to the date of termination of her employment.

18.2

None of the restrictions contained in Clause 18.1 shall prohibit any activities by the Executive which are not in direct or indirect competition with any online media or market research business being carried on by the Company or by any Group Company at the date of the termination of her employment.

18.3	Nothing in Clause 18.1 shall preclude the Executive from holding (directly or through nominees) investments in the amount and of the type specified in Clause 12.1.
18.4

At no time after the termination of her employment shall the Executive directly or indirectly represent himself as being interested in or employed by or in any way connected with the Company or any Group Company, other than as a former employee of the Company.

18.5

The Executive acknowledges and agrees that she shall be obliged to draw the provisions of this Clause to the attention of any third party who may at any time before or after the termination of the Executive's employment offer to employ or engage the Executive and for whom or with whom the Executive intends to work at any time during 12 months after the termination of her employment.

18.6

The Executive agrees that, having regard to all the circumstances and having taken independent legal advice, the restrictions contained in this Clause are reasonable and necessary for the protection of the Company and the Group Companies and that they do not bear harshly upon her and the parties agree that:

18.6.1

each restriction shall be read and construed independently of the other restrictions so that if one or more are found to be void or unenforceable as an unreasonable restraint of trade or for any other reason the remaining restrictions shall not be affected; and

18.6.2

if any restriction is found to be void but would be valid and enforceable if some part of it were deleted, that restriction shall apply with such deletion as may be necessary to make it valid and enforceable.

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19.	Dismissal/Disciplinary and Grievance Procedure

The Executive is referred to the Schedule to this Agreement for details of the Company's Dismissal/Disciplinary and Grievance Procedure.

20.	Data Protection and Communications
20.1

The Executive consents to the Company or any Group Company holding and processing both electronically and manually the data (including sensitive personal data and information contained in e-mail and e-mail attachments) it collects, stores and/or processes, which relates to the Executive for the purposes of the administration and management of its business. It may also be necessary for the Company to forward such personal information to other offices or any Group Company outside the European Economic Area and, in particular, to the United States where such company has offices or storage for the processing for administrative purposes and the Executive consents to the Company doing so as may be necessary from time to time.

20.2

To ensure the protection of its workers, clients/customers and business, the Company reserves the right to monitor, intercept, review and access the Executive's telephone log, internet usage, voicemail, e-mail and other communication facilities provided by the Company which she may use during her employment with the Company. The Company will use this right of access reasonably, but it is important that the Executive is aware that all communications and activities on the Company's/any Group Company's equipment or premises cannot be presumed to be private.

21.	Employee Handbook

The NetRatings UK Handbook also forms part of the Executive's contract of employment. Where there is any inconsistency between the terms of the Handbook and this Service Agreement, the terms of this Service Agreement shall prevail.

22.	Notices

A notice may be given by any party hereto to any other party hereto either personally or by sending it by prepaid first class post or airmail to her address stated in this Agreement or to any other address supplied by her to the other parties hereto for the giving of notice to her. A properly addressed and prepaid notice sent by post shall be deemed to have been served at an address within the United Kingdom at the expiry of 48 hours after the notice is posted and to have been served at an address outside the United Kingdom at the expiry of 72 hours after the notice is posted.

23.	Deductions
23.1

The Executive shall pay to the Company any sums owing by her to the Company upon demand by the Company at any time (whether during the Executive's employment by the Company or after the termination Date).

23.2

For the purposes of the Act and otherwise, the Executive consents to the deduction from her wages or from any other sums owed to the Executive by the Company of any sums owing by her to the Company at any time.

23.3	This Clause is without prejudice to the rights of the Company to recover any sums or balance of sums owing by the Executive to the Company by legal proceedings.

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24.	Former Contracts of Employment

This Agreement shall be in substitution for any previous contracts, whether by way of letters of appointment, agreements or arrangements, whether written, oral or implied, relating to the employment of the Executive (including all bonus arrangements), which shall be deemed to have been terminated by mutual consent as from the date of this Agreement and the Executive acknowledges to the Company for itself and on behalf of each Group Company that she has no outstanding claims of any kind against the Company or any Group Company in respect of any such contract.

25.	General
25.1	The Executive acknowledges that the provisions of Clauses 13, 15 and 18 constitute separate undertakings given for the benefit of each Group Company and may be enforced by any of them.
25.2

The expiration or termination of this Agreement shall not prejudice any claim which either party may have against the other in respect of any pre-existing breach of or contravention of or non-compliance with any provision of this Agreement nor shall it prejudice the coming into force or the continuance in force of any provision of this Agreement which is expressly or by implication intended to or has the effect of coming into or continuing in force on or after such expiration or termination.

25.3	This Agreement constitutes the written statement of the terms of employment of the Executive provided in compliance with Part I of the Act.
25.4

Save as otherwise herein provided, there are no terms or conditions of employment relating to hours of work or to normal working hours or to entitlement to holiday (including public holidays) or holiday pay or to incapacity for work due to sickness or injury or to pensions or pension schemes or to requirements to work abroad and no collective agreement has any effect upon the Executive's employment under this Agreement.

25.5

No term in this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

26.	Choice of Law and Submission to Jurisdiction
26.1	This Agreement shall be governed by and interpreted in accordance with English law.
26.2	The parties submit to the exclusive jurisdiction of the English courts, but this Agreement may be enforced by the Company or any Group Company in any court of competent jurisdiction.

IN WITNESS whereof this Agreement has been executed as a deed by the Executive the day and year first written above.

Signed by William Pulver for and	)
on behalf of NetRatings, Inc and the Company )		..................................
Director

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Executed and delivered as a Deed by             )

the Executive in the presence of	)	..................................

....................................

Witness Signature

Witness name:

Witness address:

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Schedule

Dismissal and Disciplinary Procedure

Step 1: Statement of grounds for action and invitation to meeting

•	The Company will set out in writing your alleged conduct or characteristics, or other circumstances, which led it to contemplate dismissing or taking disciplinary action against you.

•	The Company will send the statement or a copy of it to you and invite you to attend a meeting to discuss the matter.

Step 2: Meeting

•	The meeting will take place before action is taken, except in the case where the disciplinary action consists of suspension.

•	The meeting will not take place unless:

(a)	the Company has informed you what the basis was for including in the statement under Step 1 the ground or grounds given in it; and

(b)	you have had a reasonable opportunity to consider your response to that information.

•	You must take all reasonable steps to attend the meeting.

•	After the meeting, the Company will inform you of its decision and notify you of the right to appeal against the decision if you are not satisfied with it.

•	You have the right to be accompanied at the meeting.

Step 3: Appeal

•	If you wish to appeal, you must inform the Company in writing.

•	If you inform the Company of your wish to appeal, the Company will invite you to attend a further meeting.

•	You must take all reasonable steps to attend the meeting.

•	The appeal meeting need not take place before the dismissal or disciplinary action takes effect.

•	After the appeal meeting, the Company will inform you of its final decision.

•	Where reasonably practicable, the appeal should be dealt with by a more senior manager than attended the first meeting (unless the most senior manager attended that meeting).

•	You have the right to be accompanied at the meeting.

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Grievance Procedure

Step 1: Statement of Grievance

•	You must set out the grievance in writing and send the statement or a copy of it to the Company.

Step 2: Meeting

•	The Company will invite you to attend a meeting to discuss the grievance.
•	The meeting will not take place unless:
(a)	you have informed the Company what the basis for the grievance was when you made the statement under Step 1 above; and

(b)	the Company has had a reasonable opportunity to consider its response to that information.

•	You must take all reasonable steps to attend the meeting.
•	After the meeting, the Company will inform you of its decision as to its response to the grievance and notify you of the right to appeal against the decision if you are not satisfied with it.
•	You have the right to be accompanied at the meeting by a work colleague or a trade union representative.

Step 3: Appeal

•	If you do wish to appeal, you must inform the Company.
•	If you inform the Company of your wish to appeal, the Company will invite you to attend a further meeting.
•	You must take all reasonable steps to attend the meeting.
•	After the appeal meeting, the Company will inform you of its final decision.
•	Where reasonably practicable, the appeal will be dealt with by a more senior manager than attended the first meeting (unless the most senior manager attended that meeting).
•	You have the right to be accompanied at the meeting by a work colleague or a trade union representative.

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